UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2007

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 3 pages, excluding exhibits.

Item 5.02: Appointment of Principal Officer

On May 23, 2007, the Board of Directors of Southern Community Financial Corporation appointed James C. Monroe as Treasurer and interim Chief Accounting Officer. Mr. Monroe brings over 35 years of experience in finance in the banking industry to the Corporation. Prior to his employment with the Corporation’s bank subsidiary, Southern Community Bank and Trust (the “Bank”) in April 2007, he served for seven years as an Executive Vice President and Treasurer for two subsidiary banks of The South Financial Group, Greenville, South Carolina - Carolina First Bank in South Carolina and Mercantile Bank in Florida. He began his banking career in 1970 with the former Wachovia Bank, Winston-Salem, North Carolina and was later employed by BankOne. He received his B.S. in Business Administration from The Citadel in Charleston, South Carolina.

Mr. Monroe is a party to an employment agreement with the Bank (the "Agreement"). The term of the Agreement is for two years. On each anniversary of the effective date of the Agreement, the term is automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or Mr. Monroe is received advising the other that the Agreement shall not be further extended. Mr. Monroe has the option to terminate the Agreement upon sixty days written notice to the Bank. While employed by the Bank and for two years following termination of employment, the Agreement will prohibit Mr. Monroe from competing with the Bank. Under the Agreement, Mr. Monroe will receive an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board of Directors of the Bank, and will be entitled to all fringe benefits that are generally provided by the Bank for its employees and executive officers. The Agreement also provides for certain payments to Mr. Monroe upon the occurrence of certain events following any change in control of the Bank.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust a community bank, with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The Nasdaq Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

Date: May 29, 2007	By: /s/ F. Scott Bauer
Name: F. Scott Bauer
Title: Chairman and Chief Executive Officer